Exhibit 99.1

EMERGE INTERACTIVE, INC. SELLS CATTLELOG BUSINESS AND AMENDS TERM SHEET FOR

THE SALE OF VERIFEYE BUSINESS

SEBASTIAN, Florida, March 20, 2007 – eMerge Interactive, Inc. (the “Company”) today announced the closing of the sale transaction involving the sale of substantially all of the assets relating primarily to the Company’s CattleLog, or “Animal Information Solutions,” business (the “CattleLog Assets”) to Origin Micro Systems, LLC (“Origin”) for $1,600,000 pursuant to an Asset Purchase Agreement, dated as of March 15, 2007 (the “Purchase Agreement”). The Purchase Agreement required Micro Beef Technologies, Ltd. (“MBT”), an affiliate of Origin, to release the Company from any and all pre-closing claims that MBT had, or may have had, against the Company, including, without limitation, any and all claims for patent infringement by the Company. The United States Bankruptcy Court for the Southern District of Florida, West Palm Beach division (the “Bankruptcy Court”) determined that Origin’s bid for the CattleLog Assets was the highest and best offer at a Sale Hearing on March 15, 2007.

The Company also announced today that it executed a Termination and Release Agreement with BFT Acquisition, LLC (“BFT”), dated as of March 15, 2007 (the “Termination Agreement”), terminating the previously announced asset purchase agreement between them for the sale of the CattleLog Assets and releasing each other from any claims relating to such asset purchase agreement. BFT is an affiliate of The Biegert Family Irrevocable Trust, Dated June 11, 1998 (the “Biegert Trust”), which is the Company’s largest stockholder and beneficially owns approximately 18% of the outstanding shares of the Company’s common stock. The proceeds from the closing of the sale of the Company’s CattleLog Assets to Origin will be used to satisfy in full any and all amounts, including principal, accrued interest and fees, outstanding under the previously announced promissory note by and between the Company and the Biegert Trust. The Termination Agreement was necessitated by the Bankruptcy Court’s determination, at a Sale Hearing on March 15, 2007, that Origin’s bid for the CattleLog Assets was the highest and best offer.

The Company also announced today that on March 15, 2007, it and Chad, Inc. (“Chad”) executed a side letter (the “Side Letter”) amending certain provisions of the non-binding term sheet, dated as of February 14, 2007 (the “Term Sheet”), relating to the sale of substantially all of the assets relating primarily to the Company’s VerifEYE business (the “VerifEYE Assets”) to Chad. The Side Letter amended the Term Sheet by increasing the purchase price from $250,000 to $370,000 and by removing Chad’s obligation to assume certain liabilities. The Bankruptcy Court determined that Chad’s bid for the VerifEYE Assets was the highest and best offer at a Sale Hearing on March 15, 2007.

There can be no assurances that the Company will be able to successfully complete the transaction for the sale of the VerifEYE Assets to Chad, or anyone else, or otherwise successfully liquidate and windup the Company’s business. The Company expects that upon completion of the liquidation and winding up of the Company’s business, the Company will return little or no value to its existing stockholders.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including funding the wind-up of eMerge’s operations, obtaining Bankruptcy Court approval of the motions prosecuted by eMerge from time to time, the ability of eMerge to maintain normal terms with vendors, suppliers and service providers during the wind-up of its operations, eMerge’s ability to maintain contracts that are critical to its ability to wind-up operations, the potential adverse impact of the Chapter 11 case on eMerge’s liquidity, eMerge’s ability to retain key executives and managers and employees necessary to effectuate the wind-up of operations, and other factors discussed in this release and as set forth from time to time in eMerge’s other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.